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                                                                    Exhibit 10.1

Confidential Treatment has been requested with respect to portions of the agreement indicated with an asterisk [*]. A complete copy of this agreement, including the redacted terms, has been separately filed with the Securities and Exchange Commission.

               First Amendment to License and E-Commerce Agreement

     This First Amendment (the "Amendment") to the License and E-Commerce Agreement (the "Agreement"), dated as of July 6, 2001, by and between The Sports Authority, Inc. ("TSA"), The Sports Authority Michigan, Inc. ("TSAMI") and GSI Commerce Solutions, Inc. (f/k/a Global Sports Interactive, Inc.) ("GSI"), is made as of January 3, 2003. All capitalized terms not specifically defined herein shall have the meaning ascribed to them pursuant to the Agreement.

                                    RECITALS

     WHEREAS, GSI, TSA and TSAMI entered into the Agreement pursuant to which GSI operates the TSA.com Site; and

     WHEREAS, GSI, TSA and TSAMI desire to enter into this Amendment to the Agreement in order to clarify certain rights and obligations among them.

     NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual obligations contained herein and in the Agreement, the Parties agree as follows:

1.   Amendments.

     1.1 Section 1.18 (the definition of Land Based Stores Gift Certificates) of the Agreement is hereby deleted in its entirety.

     1.2 Section 1 of the Agreement is hereby amended by adding a definition of "Universal Gift Cards" between the definitions of "TSA.com Site" and "URL". Such new definition hereby reads as follows:

     ""Universal Gift Cards" means gift certificates, pre-programmed gift cards, and other successor forms of gift certificates or gift cards, bearing any one of the marks THE SPORTS AUTHORITY, THE SPORTS AUTHORITY & Design, SPORTS AUTHORITY or SPORTS AUTHORITY & Design, printed and distributed by Licensor and which are offered for sale and redeemable in both the TSA Stores and through the TSA.com Site."

     1.3 Section 1.25 (the definition of Net Revenue) of the Agreement is hereby amended by amending and restating subsection (iii) as follows:

          "(iii) sales and redemptions of Universal Gift Cards;"

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     1.4  Section 2.5 of the Agreement is hereby amended by deleting the words
"TSA Land Based Stores Gift Certificates" in subsection (ii) and replacing it with the words "Universal Gift Cards".

     1.5 Section 4.7 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "4.7  Universal Gift Cards.

          (a) Licensee shall sell and, subject to obtaining the ability to verify Universal Gift Card account balances as contemplated herein, accept for redemption, Universal Gift Cards through the TSA.com Site in accordance with this Section 4.7, provided that such sales and/or redemptions by Licensee do not subject it to nexus with any state for sales tax purposes. In the event that Licensee determines in good faith that such sales and/or redemptions by Licensee subject it, or may subject it, to nexus with any state for sales tax purposes, then Licensee shall provide Licensor notice of such determination and each Party's obligations pursuant to this Section 4.7, other than each Party's payment obligations for any transactions occurring prior to the date of such notice, shall automatically terminate as of the date of such notice. Subject to the foregoing, Licensor will furnish to Licensee quantities of Universal Gift Cards as reasonably requested from time to time by Licensee. Each party shall be responsible for escheat duties with respect to Universal Gift Cards issued or sold by it to customers.

          (b) Orders for Universal Gift Cards through the TSA.com Site will be fulfilled by Licensee in accordance with this Agreement. Upon receipt of an Order for a Universal Gift Card, Licensee will promptly contact the Universal Gift Card account administrator (the "Gift Card Administrator") for the purpose of providing the purchase information necessary to update the Universal Gift Card account database.

          (c) Subject to the terms and conditions herein, Licensee will accept payment through Universal Gift Cards for the sale of Merchandise through the TSA.com Site. Licensor will authorize the Gift Card Administrator to permit Licensee to directly access, through a secure connection, the Universal Gift Card database to permit Licensee, on a real-time basis, to validate balances for Universal Gift Cards.

          (d) Within thirty (30) days after the end of each quarter of Licensee's fiscal year, Licensor and Licensee shall each provide to the other the information necessary to determine the payments set forth below. Within forty-five (45) days after the end of each quarter of Licensee's Fiscal Year, Licensor or Licensee, as the case may be, shall owe the other Party the net amount determined by adding 4.7(d)(i) and 4.7(d)(ii) below:

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                    (i)     Licensor shall owe Licensee an amount equal to [*]%
     of the aggregate portion of the face value of Licensee Redeemed Cards redeemed during the applicable quarter; and

                    (ii) Licensee shall owe Licensor an amount equal to [*]% of the aggregate portion of the face value of Licensor Redeemed Cards redeemed during the applicable quarter [*].

                    (iii) For purposes of this Section 4.7(d), "Licensee Redeemed Cards" means Universal Gift Cards which were sold by Licensor and redeemed by Licensee. For purposes of this Section 4.7(d), "Licensor Redeemed Cards" means Universal Gift Cards which were sold by Licensee and redeemed by Licensor.

          (e) Licensor will authorize the Gift Card Administrator to provide, Licensee, in reasonably requested formats and at reasonably requested intervals, with (i) all required technical specifications to permit Licensee to submit and receive data concerning Universal Gift Cards, (ii) reports which are necessary or desirable to permit Licensee to review, track and reconcile all applicable Universal Gift Card transactions, and (iii) such other reasonably requested information and reports concerning the Universal Gift Cards.

     1.6 Section 9 of the Agreement is hereby amended by inserting in the first sentence thereof after "TSA Stores" the words "or at such other locations selected by Licensor" and by deleting the words "at such TSA Stores" from the second sentence thereof.

     1.7 Exhibit J1 of the Agreement is hereby amended by deleting the "1/4" Inside Footers" heading of the last column of the first table (Circular:
Integration Space Requirements) and replacing it with the heading "1/2" Inside Footer".

2.   Miscellaneous.

     2.1 Except as specifically amended herein, the Agreement shall remain in full force and effect in accordance with its terms.

     2.2 This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

     2.3 This Amendment shall be governed in all respects by Delaware law without regard to conflict of law principles.

                                 (*************)

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     IN WITNESS WHEREOF, intending to be legally bound, each of the parties have caused their duly authorized representatives to enter into this Agreement on the date first written above.

GSI Commerce Solutions, Inc.
(F/K/A/ Global Sports Interactive, Inc.)    The Sports Authority, Inc.

By:     /s/ Steven Davis                    By: /s/ Martin E. Hanaka
       ------------------------                 --------------------
Name:  Steven Davis                         Name:
Title: SVP Marketing                        Title:

Address: 1075 First Avenue                  Address: 3383 North State Road 7
King of Prussia, PA 19406                   Fort Lauderdale, FL 33319
Telephone: (610) 265-3229                   Telephone: (954) 735-1701
Facsimile: (610) 265-2866                   Facsimile: (954) 730-4288



The Sports Authority Michigan, Inc.


By: /s/ Martin E. Hanaka
    --------------------
Name:
Title:

Address: 3383 North State Road 7
Fort Lauderdale, FL 33319
Telephone: (954) 735-1701
Facsimile: (954) 730-4288

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